EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Solar Thin Films, Inc. (the "Company") on Form 10-QSB for the quarter ended May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Csaba Toro, Chief Executive Officer and Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Solar Thin Films, Inc and will be retained by Solar Thin Films, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 21, 2007	/s/Csaba Toro
Csaba Toro
Chief Executive Officer (Principal Financial Officer)